Exhibit 10.7.3

AMENDMENT NO. 2

TO

THE ADMINISTRATIVE AND INVESTMENT SERVICES AGREEMENT

between

State Street Bank and Trust Company

and the

American Bar Retirement Association

(As Amended and Restated)

November 18, 2002

WHEREAS, State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), and the American Bar Retirement Association, an Illinois not-for-profit corporation (“ABRA”), have heretofore entered into an Administrative and Investment Services Agreement (As Amended and Restated), dated November 18, 2002, as amended by Amendment No. 1, effective December 1, 2004 (the “AISA Agreement”);

WHEREAS, Section 16.07 of the AISA Agreement provides that the AISA Agreement may only be amended by written agreement between State Street and ABRA; and

WHEREAS, State Street and ABRA desire to amend the AISA Agreement with respect to the calculation of the trust, management and administration fee payable to State Street under Section 13.01 of the AISA Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration the receipt of which is hereby acknowledged, State Street and ABRA hereby agree as follows:

1. Effective April 1, 2005, Section II of Appendix C of the AISA Agreement is amended and restated in its entirety as follows:

II. Trust, Management and Administration:

The trust, management and administration fee shall be calculated according to the following schedule as applied to the aggregate value of assets held by the Funds described in Section 2.01 (excluding for this purpose assets of a Fund consisting of direct holdings of Units of another Fund).

First $1.0 billion	.1835%
Next $1.8 billion	.0580%
Over $2.8 billion	.0250%

Such fee shall accrue daily and be paid to State Street at the end of each month. Such fee is based upon the current Fund line up and specific construction of each Fund relative to its advisor composition, custody and other Fund administration requirements. ABRA and State Street reserve the right to change such fee should the Fund line up or construction of a Fund change in the future in a manner which changes State Street’s costs of administering any such Fund or Funds.

2. Except as modified hereby, the AISA Agreement shall remain in full force and effect, without modification or waiver.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed by their duly authorized officers on this 17th day of February, 2005.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Beth M. Halberstadt
Name:	Beth M. Halberstadt
Title:	Vice President

AMERICAN BAR RETIREMENT ASSOCIATION

By:	/s/ Stuart M. Lewis
Name:	Stuart M. Lewis
Title	President